Exhibit 2.8

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of	Document Number
	/s/ Ross Miller	20130610726-98
	Ross Miller	Filing Date and Time
	Secretary of State	09/18/2013 1:00 PM
	State of Nevada	Entity Number
E0454142013-3

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Nexus Energy Services, Inc.

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent:	Inc. Plan of Nevada Name

	☐ Noncommercial Registered Agent OR (name and address below)		☐ Office or Position with Entity (name and address below)

_____________________________________________________________
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

________________________	___________	Nevada	____________
Street Address	City		Zip Code

________________________	___________	Nevada	____________
Mailing Address (if different from street address)	City		Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 500,000,000	Par value per share: $ .001	Number of shares without par value: ___________

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Loretta L. Higgins Name

	10301 NW Freeway, Suite 301	Houston	TX	77092
	Street Address	City	State	Zip Code

2) ______________________ Name

	________________________	___________	_________	____________
	Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: ______________________________________________________________

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Caroline Quigley Name	/s/ Caroline Quigley Incorporator Signature

	20C Trolley Square	Wilmington	DE	19806
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.

	/s/ Caroline Quigley for Inc Plan of Nevada	September 17, 2013
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles
Revised: 3-10-11

EXHIBIT A

TO

ARTICLES OF INCORPORATION

ARTICLE I
NAME

The name of the corporation is Nexus Energy Services, Inc. (hereinafter, the “corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The name of the corporation’s registered agent in the State of Nevada is Inc. Plan of Nevada, Inc., and the street address of the said registered agent where process may be served on the corporation is 613 Saddle River Court, Henderson, Nevada 89015. The mailing address and the street address of the said registered agent are identical.

ARTICLE III
POWERS

The purpose for which the corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Nevada. The corporation shall have all the powers of a corporation organized under the Revised Statutes of the State of Nevada.

ARTICLE IV
TERM

The corporation is to have perpetual existence.

ARTICLE V

CAPITAL STOCK

A. Number and Designation. The total number of shares of all classes that this corporation shall have authority to issue shall be 500,000,000, of which 480,000,000 shall be shares of common stock, par value $0.001 per share, and 20,000,000 shall be shares of preferred stock, par value $0.001 per share. The shares may be issued by the corporation from time to time as approved by the board of directors of the corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable. The consideration for subscriptions to, or the purchase of, the capital stock to be issued by the corporation shall be paid in such form and in such manner as the board of directors shall determine. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive. The capital stock so issued shall be deemed to be fully paid and nonassessable stock upon receipt by the corporation of such consideration. In the case of a stock dividend, the part of the surplus of the corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

A description of the different classes and series (if any) of the corporation’s capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

B. Designated Common Stock. Shares of common stock not at the time designated as shares of a particular series pursuant to this Article V or any other provision of these Articles of Incorporation may be issued from time to time in one or more designated series. The board of directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The board of directors shall determine the number of shares constituting each series of common stock and each series shall have a distinguishing designation.

C. Undesignated Common Stock. Shares of common stock not at the time designated as shares of a particular series, pursuant to this Article V or any other provision of these Articles of Incorporation may be issued from time to time without any distinctive designation. Such undesignated common stock is referred to herein as “common stock”. Except as provided in these Articles or the designation of any series or class of capital stock, the holders of the common stock shall exclusively possess all voting power. Subject to the provisions of these Articles, each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

Articles of Incorporation Nexus Energy Services, Inc.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the corporation.

In the event of any liquidation, dissolution or winding up of the corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the corporation, to receive the remaining assets of the corporation available for distribution, in cash or in kind.

Each share of undesignated common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the corporation.

D. Serial Preferred Stock. Shares of preferred stock not at the time designated as shares of a particular series pursuant to this Article V or any other provision of these Articles of Incorporation may be issued from time to time in one or more additional series. The board of directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The board of directors shall determine the number of shares constituting each series of preferred stock and each series shall have a distinguishing designation. Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

E. Series A Preferred Stock. (a) There shall be a series of preferred stock designated as “Series A preferred stock,” and the number of shares constituting such series shall be 1,000,000. Such series is referred to herein as the “Series A preferred stock.”

(b) Stated Capital. The amount to be represented in stated capital at all times for each share of Series A preferred stock shall be $.001.

(c) Rank. All shares of Series A preferred stock shall rank subordinate and junior to all of the corporation’s common stock, par value $.001 per share, and preferred stock, par value $.001 per share, now or hereafter issued, as to distributions of assets upon liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary.

(d) Dividends. No dividend shall be declared or paid on the Series A preferred stock.

(e) No Liquidation Participation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the corporation, the holders of shares of Series A preferred stock shall not be entitled to participate in the distribution of the assets of the corporation. A liquidation, dissolution, or winding-up of the corporation, as such terms are used in this of Article (V) shall not be deemed to be occasioned by or to include any merger of the corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the corporation.

(t) Voting Rights. Except as otherwise required by law, the shares of outstanding Series A preferred stock shall have the number of votes equal to twice the number of votes of all outstanding shares of capital stock such that the holders of outstanding shares of Series A preferred stock shall always constitute sixty-six and two thirds (66 2/3rds) of the voting rights of the corporation. All votes at a meeting or by written consent of the holders of Series A preferred stock will be cast based on the majority of the holders of Series A preferred stock. Except as otherwise required by law or by these Articles of Incorporation, the holders of shares of common stock and Series A preferred stock shall vote together and not as separate classes.

(g) No Redemption. The shares of Series A preferred stock are not redeemable.

(h) Preemptive Rights. The Series A preferred stock is not entitled to any preemptive or subscription rights in respect of any securities of the corporation.

Articles of Incorporation Nexus Energy Services, Inc.

F. Series C Preferred Stock. (a) There shall be a series of preferred stock designated as “Series C preferred stock,” and the number of shares constituting such series shall be 805,000. Such series is referred to herein as the “Series C preferred stock.”

(b) Stated Capital. The amount to be represented in stated capital at all times for each share of Series C preferred stock shall be $.001.

(c) Rank. All shares of Series C preferred stock shall rank subordinate and junior to all of the corporation’s common stock, par value $.001 per share, and preferred stock, par value $.001 per share, now or hereafter issued, as to distributions of assets upon liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary.

(d) Dividends. No dividend shall be declared or paid on the Series C preferred stock.

(e) No Liquidation Participation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the corporation, the holders of shares of Series C preferred stock shall not be entitled to participate in the distribution of the assets of the corporation. A liquidation, dissolution, or winding-up of the corporation, as such terms are used in this of Article (V) shall not be deemed to be occasioned by or to include any merger of the corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the corporation.

(f) Voting Rights. Except as otherwise required by law, the shares of outstanding Series C preferred stock shall not be entitled to vote.

(g) No Redemption. The shares of Series C preferred stock are not redeemable.

(h) Conversion Provisions. Each ten shares of Series C preferred stock shall be convertible, at the option of the holder thereof, at any time, into one fully paid and nonassessable share of common stock

(i) Mechanics of Conversion. Any holder of shares of Series C preferred stock desiring to convert such shares into common stock shall surrender the certificate or certificates for such shares of Series C preferred stock at the office of the transfer agent for the Series C preferred stock, which certificate or certificates shall be duly endorsed to the corporation or in blank, or accompanied by proper instruments of transfer to the corporation or in blank, accompanied by irrevocable written notice to the corporation that the holder elects so to convert such shares of Series C preferred stock and specifying the name or names (with address) in which a certificate or certificates for common stock are to be issued.

ARTICLE VI

PREEMPTIVE RIGHTS

No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

ARTICLE VII
DIRECTORS

A. Number: Vacancies. The number of directors of the corporation shall be such number, not less than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director’s successor is elected and qualified. The board of directors shall be classified in accordance with the provisions of Section (b) of this Article VII.

Articles of Incorporation Nexus Energy Services, Inc.

B. Classified Board. The board of directors of the corporation (other than directors which may be elected by the holders of preferred stock) shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the first meeting of the board of directors of the corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three-year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

C. Increase and Reduction in Number of Directors. Should the number of directors of the corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

D. Directors Elected by Preferred Stockholders. Whenever the holders of any one or more series of preferred stock of the corporation shall have the right, voting separately as a class, to elect one or more directors of the corporation, the board of directors shall include said directors so elected in addition to the number of directors fixed as provided in this Article VII. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the corporation elect one or more directors of the corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

E. Additional Authority of Directors. In furtherance, but not in limitation of the powers conferred by statute, the board of directors is expressly authorized to do the following:

(a) Designate one (I) or more committees, each committee to consist of one or more of the directors of the corporation and such number of natural persons who are not directors as the board of directors shall designate, which to the extent provided in the Resolution, or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation.

(b) As provided by Nevada Revised Statutes 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated into this Article as though more fully set forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.

(c) As provided by Nevada Revised Statutes 78.207, without repeating the section in full here, the board of directors shall have the authority to change the number of shares of any class or series, if any, of authorized stock by increasing or decreasing the number of authorized shares of the class or series and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class or series held by each stockholder of record at the effective date and time of the change by a resolution adopted by the board of directors, without obtaining the approval of the stockholders.

Articles of Incorporation Nexus Energy Services, Inc.

(d) If a proposed increase or decrease in the number of issued and outstanding shares of any class or series would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, then the decrease must be approved by the vote, in addition to any vote required, of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the increase or decrease, regardless of limitations or restrictions on the voting power thereof The increase or decrease does not have to be approved by the vote of the holders of shares representing a majority of the voting power in each class or series whose preference or rights are not adversely affected by the increase or decrease.

(e) Have the sole authority to call special meetings of the stockholders or delegate a committee of the board of directors the power to call special meetings by the board of directors.

(f) Change the name of the corporation at any time and from time to time to any name authorized by Nevada Revised Statutes 78.039.

ARTICLE VIII

REMOVAL OF DIRECTORS

Notwithstanding any other provision of these Articles or the bylaws of the corporation, any director or all the directors of a single class (including the entire board of directors) of the corporation may be removed, at any time, but only by the affirmative vote or written consent of the holders of at least 2/3ds of the voting power of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class). Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the corporation shall have the right, voting separately as a class, to elect one or more directors of the corporation, the preceding provisions of this Article VIII shall not apply with respect to the director or directors elected by such holders of preferred stock.

ARTICLE IX

INDEMNIFICATION

Any person who was or is a party or was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding and, if so requested, the corporation shall advance (within two business days of such request) any and all such expenses to the person indemnified; provided, however, that (i) the foregoing obligation of the corporation shall not apply to a claim that was commenced by the person indemnified without the prior approval of the Board of Directors. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article IX. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.

ARTICLE X

LIMITATIONS ON DIRECTORS’ LIABILITY

No director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except: (a) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of distributions in violation of Nevada Revised Statutes Sec.78.300. lithe Nevada Revised Statutes are amended after the date of filing of these Articles to further eliminate or limit the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

Articles of Incorporation Nexus Energy Services, Inc.

ARTICLE XI

SEVERABILITY PROVISIONS

If any voting powers, preferences and relative, participating, optional and other special rights of any class or series of capital stock and qualifications, limitations and restrictions thereof is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of all classes and series of capital stock and qualifications, limitations and restrictions thereof set forth in these Articles of Incorporation which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of any series or class of capital stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of any class or series of capital stock and qualifications, limitations, and restrictions thereof set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of any class or series of capital stock and qualifications, limitations and restrictions thereof unless so expressed herein.

ARTICLE XII

STATUTORY ELECTIONS

A. Corporate Acquisitions. The corporation hereby elects not to be governed by, and to otherwise opt out of, the provisions of NRS 78.378 to 78.3793, inclusive, relating to acquisition of a controlling interest in the corporation.

B. Corporate Combinations. The corporation hereby elects not to be governed by, and to otherwise opt out of, the provisions of NRS 78.411 to 78.444, inclusive, relating to combinations with interested stockholders.

ARTICLE XIII

BYLAWS AMENDMENT

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the corporation only by a unanimous vote of the board of directors without a vote or other action by the stockholders.

Articles of Incorporation Nexus Energy Services, Inc.